UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BIOTEL INC.

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Transcript of Biotel Inc. Employee Meeting:

Monday, November 8, 2010 – 9:00 a.m.

Announcing Merger between CardioNet, Inc. and Biotel Inc.

At a Biotel employee meeting held on Monday, November 8, 2010, Steve Springrose, Biotel’s President and Chief Executive Officer, announced that a merger agreement between Biotel and CardioNet had been signed on Friday night, November 5, 2010.  A settlement agreement between Biotel and CardioNet was also signed on Friday to settle the lawsuit between Biotel and CardioNet.

We believe CardioNet terminated the previous merger agreement following changes to the reimbursement structure, and CardioNet has subsequently made adjustments to its costs and expense structure.  Strategically, CardioNet continues to value and desires to own Braemar and Agility in the presence of evolving markets.  In today’s markets, Biotel is more valuable as part of one of the large monitoring companies than as a stand-alone company.  CardioNet is the largest ECG monitoring company in size, stability and market penetration.

The merger agreement was also announced to employees at CardioNet on Monday, November 8, 2010.  CardioNet representatives including Heather Getz, Vice President and Chief Financial Officer, George Hrenko, Human Resources, and Russ Porges, Operations, are scheduled to be at Biotel on Thursday, November 11, 2010, to meet with Biotel employees and discuss plans.

Biotel shareholders will receive a price of around $3.84 per share, before working capital adjustments.  The $3.84 per share price is lower than the per share price agreement from last year’s merger agreement.  Markets have changed, legal matters have been costly, and court outcomes are uncertain.  Under the new merger agreement, CardioNet agreed to pay the total price of $11,000,000, plus/minus adjustment for working capital for Biotel.  For our shareholders this is an appreciation over their share price on the market.  The merger agreement requires a shareholder vote, which is expected to occur by the end of the year.

For the immediate future, Biotel will conduct business as usual.  Biotel plans to have open customer sales and continued development of new products to the next range of product offerings.   Additionally, there may be opportunities for Braemar to manufacture CardioNet products presently being outsourced.  CardioNet would like to grow our company.

Questions:

What is the impact on the relationship with eCardio?

Customers such as eCardio have signed supply agreements, and Braemar will do its best to keep all of its customers.

What about Philips?

Braemar enjoys a strong relationship with Philips, particularly in Holter products.  CardioNet wants to retain Braemar customers, including Philips.

What will be Steve Springrose’s role?

Mr. Springrose said he believed he would serve in a transition role of a term to be determined.  After that he would seek other employment.

What about benefits?

We believe the core CardioNet package remains as per the last time.  Biotel has not reviewed CardioNet benefits, but to our knowledge, the CardioNet benefits have not changed.

Does CardioNet have the same management?

There have been some changes.  Mr. Randy Thurman, who was President and Chief Executive Officer and was at Biotel’s announcement meeting last year, continues as Chairman of the Board.  Mr. Joe Capper is the new President and Chief Executive Officer.  Steve has met him and believes we can have confidence in him and where he is taking the company.

Will we keep our name?

We assume CardioNet will want to keep the Braemar name because of Braemar’s brand and reputation.  It will be their decision.  The Biotel name will possibly go away.

When is the CardioNet team coming?

They are scheduled to be here on Thursday of this week, November 11, 2010, and will work with various departments in transition.  If necessary, CardioNet employees may stay over until Friday.

When is the closing date?

The present target date for closing this transaction is December 20, 2010.  This date may change because of various factors; for example, an Securities and Exchange Commission review of the proxy statement is not anticipated in the schedule, and such review could delay the closing.  While we desire a closing prior to December 31, 2010, other factors could delay it.  CardioNet prefers to complete the transaction in their current fiscal year and Biotel would like to eliminate any tax uncertainty for our shareholders.

Can someone else come in with an offer before the closing?

Biotel’s board of directors is required to get the best value for Biotel’s shareholders.  Another company could come in with a superior offer, and the Board would review and act on any other offers which may be presented.

NOTE:  Steve Springrose had notified Suncica Kurzeder, executive vice president at Agility, prior to the Biotel employee meeting, and she met with Agility staff concurrently with the Biotel meeting.  After the Biotel meeting at Braemar Minnesota, Paul Brinda, Chief Operating Officer of Braemar, and Judy Naus, Chief Financial Officer of Biotel, called Jeffrey Glover at the Braemar South Carolina office to discuss this merger agreement and to ask him to meet with the South Carolina staff.

Caution Regarding Forward Looking Statements:

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, are forward-looking statements.  These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with CardioNet, Inc. and its anticipated benefits if consummated.  These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our shareholders may not approve the merger and that any required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated.

Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement.  Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Merger Information

In connection with the proposed merger transaction between Biotel Inc. (“Biotel”) and CardioNet, Inc. (“CardioNet”), Biotel intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”), and Biotel and CardioNet intend to file other relevant materials with the SEC.  Before making any voting decision with respect to the proposed merger, shareholders of Biotel are urged to read all relevant documents filed with the SEC when they become available, including Biotel’s proxy statement, because they will contain important information about the proposed merger, Biotel and CardioNet.  A definitive proxy statement will be sent to holders of Biotel stock seeking their approval of the proposed merger.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov.  In addition, Biotel shareholders may obtain free copies of the documents filed with the SEC when available by contacting Biotel’s Investor Relations at 651-286-8620.  Such documents are not currently available.  You may also read and copy any reports, statements and other information filed by Biotel or CardioNet with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The directors, executive officers and other members of management and employees of Biotel may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed merger.  Information regarding the directors and executive officers of Biotel is available in the 2010 Annual Report on Form 10-K and 10-K/A, filed with the SEC on September 28, 2010 and October 28, 2010, respectively.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Any information concerning CardioNet contained in this document has been taken from, or is based upon, publicly available information.  Although Biotel does not have any information that would indicate that such information is inaccurate or incomplete, Biotel does not take any responsibility for the accuracy or completeness of such information.